Exhibit 99.1



                           Digirad Acquires Ultrascan



    POWAY, Calif.--(BUSINESS WIRE)--May 1, 2007--Digirad Corporation (NASDAQ:DRAD), a leading provider of cardiovascular imaging services and solid-state nuclear medicine imaging products to physician offices, hospitals and imaging centers, announced today that it has completed the acquisition of privately held Ultrascan, Inc., a leading provider of mobile ultrasound and nuclear medicine services primarily in Georgia, for $7.25 million in cash and the assumption of $1.5 million of debt, plus up to $3.85 million in cash and stock if Ultrascan achieves certain EBITDA milestones over a four year period. Ultrascan currently provides mobile ultrasound services to more than 100 clients through a 32-unit mobile fleet as well as fixed-site nuclear imaging services at physician offices, clinics and hospitals primarily in Georgia.

    "We are pleased to welcome the Ultrascan team to the Digirad family," said Mark Casner, Chief Executive Officer of Digirad. "This transaction diversifies Digirad's services and expands our client base. It is a first step in our strategy to create long-term growth by leveraging and complementing Digirad's nuclear cardiology service capabilities with other mobile imaging services. Ultrascan has differentiated its services and added value to its well-established operating platform by building a close working relationship with one of the leading medical institutions in the Southeast. We believe this is an important strategic asset that will enhance our competitiveness in the Southeast market, and provides a model for our approach as we expand in other areas."

    Mickey King, President and CEO of Ultrascan, said, "We believe that the combination of Ultrascan and Digirad creates growth opportunities in both ultrasound and nuclear imaging, and will provide added value to our combined customer base. Our experience in working with Digirad during the past year has shown us that Ultrascan's mobile imaging delivery capability and client base align well with Digirad's nuclear cardiology services. We look forward to continuing to build our business in combination with Digirad's strength and support."

    About Digirad

    Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce high-quality images for use in the detection of many medical conditions, including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces. Digirad's wholly owned subsidiary, Digirad Imaging Solutions (DIS), offers a comprehensive mobile imaging leasing and services program for physicians who wish to perform in-office nuclear cardiology and ultrasound procedures without purchasing the equipment. For more information, please visit www.digirad.com. Digirad(R), Digirad Imaging Solutions(R), and Cardius(R) are registered trademarks of Digirad Corporation.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements regarding our expectations that Ultrascan acquisition will be complementary to our DIS business and provides opportunities for the diversification of our services, the expansion of our client base and the creation of future growth; and our belief that a relationship with a leading medical institution will enhance our competitiveness and provide an expansion model. The inclusion of these and other forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business including, without limitation: the degree to which personnel changes and related disruptions in our business activities may affect Digirad's products, customers, work force, suppliers, and our overall business prospects and operations; the degree to which Digirad's camera systems and related services will be accepted by physicians and hospitals some of whom may experience reliability issues or technical problems; the ability of Digirad effectively to market, sell and distribute its medical devices, and related services given its limited capabilities in these areas; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.



    CONTACT: Company Contact:
             Digirad Corporation
             Todd Clyde, CFO, 858-726-1600
             ir@digirad.com
             or
             Investor Contact:
             Neil Berkman Associates
             310-826-5051
             info@BerkmanAssociates.com